EXHIBIT 5(a)

76 South Main Street Akron, OH 44308

Robert P. Reffner Vice President and General Counsel

May 22, 2015

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re: FirstEnergy Corp., Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President and General Counsel of FirstEnergy Service Company, and have acted as counsel to its affiliate, FirstEnergy Corp., an Ohio corporation (“FirstEnergy”) in connection with the Registration Statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”), filed on May 22, 2015 by FirstEnergy with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to FirstEnergy contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by FirstEnergy of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) shares of FirstEnergy’s common stock, par value $0.10 per share (the “Common Stock”), (b) shares of FirstEnergy’s Preferred Stock, par value $100.00 per share (the “Preferred Stock”), (c) senior unsecured debt securities of FirstEnergy (the “Debt Securities”) and (d) warrants (the “Warrants”) to purchase FirstEnergy’s debt or equity securities, securities of third parties or certain other rights, or any combination of the foregoing. The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act.

In connection with this opinion, I, or persons under my supervision or control, have reviewed originals or copies, certified or otherwise identified to my satisfaction, of (a) the Registration Statement, (b) the Indenture (For Unsecured Debt Securities), dated as of November 15, 2001 and filed as Exhibit 4(g) to the Registration Statement (as amended, supplemented or modified from time to time, the “Indenture”), between FirstEnergy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), (c) FirstEnergy’s Amended Articles of Incorporation, including any amendments thereto, and FirstEnergy’s Amended Code of Regulations, including any amendments thereto, and (d) such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of FirstEnergy, and have reviewed such questions of law, as I, or persons under my supervision or control, have deemed necessary or appropriate for purposes of this opinion. In such review, I, or persons under my supervision or control, have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the authentic original documents of all copies submitted to me as conformed, certified or reproduced copies, and the authenticity of the originals of such latter documents, and that the Securities will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement.

In addition, this opinion assumes that:

(a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities;

(b) for each type or series of Securities FirstEnergy offers by means of a Prospectus, FirstEnergy will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c) FirstEnergy will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplements and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of FirstEnergy or result in a default or breach of any agreement binding upon FirstEnergy, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d) in the case of Securities of any type which FirstEnergy issues and sells, the Board of Directors of FirstEnergy (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the terms and issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities, and approve the terms of the offering and sale of those Securities;

(e) the terms of the Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, FirstEnergy’s Amended Articles of Incorporation, including any amendments thereto, FirstEnergy’s Amended Code of Regulations, including any amendments thereto, or other organizational documents of FirstEnergy or any applicable law or any agreement or instrument binding on FirstEnergy and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over FirstEnergy;

(f) FirstEnergy and the underwriters of the Securities of any type will have authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Securities, which shall have been authorized executed and delivered by FirstEnergy and the other parties thereto;

(g) in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be authorized and reserved for issuance and available for issuance on that conversion, exchange, redemption or exercise;

(h) in the case of Preferred Stock of any series, the Board will have adopted resolutions designating and establishing the terms of that series; and FirstEnergy will have caused any required certificate of amendment to the Articles of Incorporation establishing the designation, preferences and rights of that class or series of Preferred Stock to be prepared and filed with the Secretary of State of the State of Ohio;

(i) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been executed, countersigned, registered and delivered in accordance with the provisions of FirstEnergy’s Amended Articles of Incorporation, including any amendments thereto, Ohio law and the provisions of the applicable purchase, underwriting or similar agreement under which FirstEnergy will sell those Securities; and

(j) in the case of each share of Common Stock or Preferred Stock, the purchase price therefor payable to FirstEnergy, or, if such share is issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to FirstEnergy for that conversion, exchange, redemption or exercise, will not be less than the par value of that share.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, I am of the opinion that:

1. The shares of Common Stock, when such Common Stock has been issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and in accordance with any applicable definitive purchase, underwriting or similar agreement, including shares thereof to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued, fully paid and non-assessable.

2. The shares of Preferred Stock, when such Preferred Stock has been issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and in accordance with any applicable definitive purchase, underwriting or similar agreement, including shares thereof to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued, fully paid and non-assessable.

3. The Indenture has been authorized, executed and delivered by FirstEnergy.

The opinions set forth herein are qualified in their entirety and subject to the following:

A.	In connection with this opinion, I have assumed that any authorization of any such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security.

B.	This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to FirstEnergy or any other person or any other circumstance.

C.	I am a member of the Bar of the State of Ohio, and for purposes of this letter, I express no opinion herein as to the application or effect of the laws of any jurisdiction other than the laws of the State of Ohio.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus and any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Robert P. Reffner

Vice President and General Counsel

FirstEnergy Service Company

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